Exhibit 99.1

S&R COMPRESSION, LLC

FINANCIAL STATEMENTS

JUNE 30, 2013 and 2012

WITH

INDEPENDENT AUDITOR’S REVIEW REPORT

INDEPENDENT AUDITOR’S REVIEW REPORT

To the Board of Directors

S&R Compression, LLC

Report on the Financial Statements

We have reviewed the interim balance sheet of S&R Compression, LLC as of June 30, 2013 and the interim statements of income, members’ equity and cash flows for the six-month periods ended June 30, 2013 and 2012.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with generally accepted accounting principles.

Auditor’s Responsibility

Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Balance Sheet as of December 31, 2012

The December 31, 2012 balance sheet of S&R Compression, LLC was audited by us and we expressed an unqualified opinion on that balance sheet in our report, dated August 27, 2013, but we have not performed any auditing procedures since that date.

August 27, 2013

S&R COMPRESSION, LLC

BALANCE SHEETS

June 30, 2013 and December 31, 2012

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Accounts receivable	$4,145,254	$2,674,348
Affiliate accounts receivable	625,346	211,028
Affiliate notes receivable	18,061,744	36,821,394

Total current assets	22,832,344	39,706,770

Property, plant and equipment, net	6,253,640	5,611,861

Rental equipment, net	140,116,823	117,472,381

Total assets	$169,202,807	$162,791,012

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$4,113,328	$4,238,478
Accrued payroll and payroll taxes	1,357,227	849,047
Accrued vacation	411,555	330,283
Accrued ad valorem taxes	704,328	—
Other accrued liabilities	94,685	314,938
Revolving line of credit	50,000,000	—

Total current liabilities	56,681,123	5,732,746

Revolving line of credit	—	50,000,000

Total liabilities	56,681,123	55,732,746

Members’ equity:
Members’ units	96,026,985	96,026,985
Retained earnings	16,494,699	11,031,281

Total members’ equity	112,521,684	107,058,266

Total liabilities and members’ equity	$169,202,807	$162,791,012

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

STATEMENTS OF INCOME

For the six months ended June 30, 2013 and 2012

(Unaudited)

	2013	2012

Revenues:
Fleet rental	$17,177,131	$11,524,230
Fabrication revenue	310,675	34,864

	17,487,806	11,559,094

Cost of goods sold	131,781	10,496

Gross profit	17,356,025	11,548,598

Expenses:
Operating	7,824,209	5,655,179
General and administrative	755,798	485,874
Depreciation	3,289,002	2,231,625
Impairment losses on rental equipment	—	627,220

	11,869,009	8,999,898

Income from operations	5,487,016	2,548,700

Other income (expense):
Interest income, affiliates	296,402	189,604
Interest expense	(316,832)	(45,558)
Other, net	(3,168)	(25,825)

Other income (expense)	(23,598)	118,221

Net income	$5,463,418	$2,666,921

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

STATEMENTS OF MEMBERS’ EQUITY

For the six months ended June 30, 2013 and 2012

(Unaudited)

	Retained Earnings	Members’ Units	Total

Balance, at December 31, 2011	$4,325,866	$83,452,955	$87,778,821

Contributions	—	12,574,030	12,574,030

Net income	2,666,921	—	2,666,921

Balance, at June 30, 2012	$6,992,787	$96,026,985	$103,019,772

Balance, at December 31, 2012	$11,031,281	$96,026,985	$107,058,266

Net income	5,463,418	—	5,463,418

Balance, at June 30, 2013	$16,494,699	$96,026,985	$112,521,684

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2013 and 2012

(Unaudited)

	2013	2012

Cash Flows from Operating Activities
Net income	$5,463,418	$2,666,921
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,289,002	2,231,625
Impairment losses on rental equipment	—	627,220
Loss on sale of rental equipment	78,750	53,835
Changes in operating assets and liabilities:
Accounts receivable	(1,470,906)	360,570
Affiliate accounts receivable	(414,318)	(197,716)
Accounts payable	(125,150)	1,220,637
Accrued liabilities	1,073,527	32,795
Affiliate advances, net	—	(1,644,514)

Net cash provided by operating activities	7,894,323	5,351,373

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(677,499)	(1,525,446)
Rental equipment additions	(25,985,474)	(20,475,869)
Proceeds from sale of rental equipment	9,000	22,000

Net cash used in investing activities	(26,653,973)	(21,979,315)

Cash Flows from Financing Activities
Contributions by members	—	12,574,030
Proceeds from issuance of long-term debt	—	50,000,000
Net loan (advances)/repayments (to)/from affiliates	18,759,650	(45,946,088)

Net cash provided by financing activities	18,759,650	16,627,942

Net change in cash	—	—
Cash, beginning of period	—	—

Cash, end of period	$—	$—

Supplemental Disclosure of Cash Flow Information
Interest paid	$316,771	$159,250

See notes to accompanying financial statements.

S&R COMPRESSION, LLC

NOTES TO FINANCIAL STATEMENTS

June 30, 2013, December 31, 2012 and June 2012

(Information as of June 30, 2013 and for the six months
ended June 30, 2013 and 2012, is unaudited)

Note 1 — Business and Basis of Presentation

Business

S&R Compression, LLC (the Company), primarily owned by Argonaut Private Equity, L.L.C. (APE), was formed on June 4, 2007, to manage S&R Equipment, Inc. (SRE), a company owned by APE, and to hold and rent newly constructed compressors used primarily in crude oil production related gas lift operations in Oklahoma and Texas.  Since that date, only a small portion of compressor fabrication was for direct sale to third parties.  The Company has a rental fleet of 1,112 units as of June 30, 2013, of which 951 are in service.  Several companies, which are affiliated with APE through common ownership, provide services to the Company and these relationships, when applicable, are described within the following notes.

Basis of presentation

The accompanying unaudited interim financial statements and notes reflect all normal and recurring adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented.  However, the results of operations for the interim period ending June 30, 2013, are not necessarily indicative of results that may be expected for the year ending December 31, 2013, or any other future period.

The accompanying financial statements include only the accounts, results of operations and cash flows of the Company.  No affiliates were combined in this financial statement presentation.

Note 2 — Significant Accounting Policies

Cash and treasury management

Kaiser-Francis Management Company L.L.C. (KFMC) manages the cash and treasury functions on behalf of the Company.  Daily sweeps are made from the Company’s bank account to a KFMC bank account with such amounts offsetting the affiliate receivable or payable.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect.  Management provides for probable uncollectible amounts through a charge to earnings based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts.  Management determined that no allowance for bad debts was necessary at June 30, 2013 or December 31, 2012.

Affiliate accounts receivable and advances payable

Affiliate accounts receivable are amounts due from SRE for management fees and operating expenditures incurred by the Company on behalf of SRE.  Affiliate advances payable represent the amounts due to KFMC for the most recent month’s operational activity and any accrued payables to KFMC.  Before debt financing in 2012, costs incurred by KFMC on behalf of the Company was generally reimbursed the following month, after capital contributions were made into the Company.

Property, plant and equipment

Property, plant and equipment are carried at cost and depreciated over the respective useful lives of the assets, with an estimated 10% salvage value, using the straight line method.  Land is not depreciated.  Building and plant assets are depreciated over the assets’ remaining lives, 10 to 25 years.  Autos and trucks are depreciated over five years.

Rental equipment

Rental equipment is depreciated using the straight line method based on a 20-year useful life for new or recently constructed compressors and a 15-year life for acquired compressors more than five years old.  Depreciation on rental equipment begins when the asset is first placed into service.  Overhauls and major improvements that increase the value or extend the life of the compressor unit are capitalized and depreciated over the remaining life of the compressor.  At June 30, 2013 and December 31, 2012, rental equipment with remaining cost of $121,528,589 and $97,846,438, respectively, was being depreciated and rental equipment with a cost of $8,526,433 and $7,833,794,  respectively, had not been placed into service and therefore was not being depreciated.

Impairment of property, plant and rental equipment

The Company regularly evaluates long-lived assets including property, plant and equipment and rental equipment for potential impairment whenever events or circumstances indicate the carrying value of the assets may not be recoverable from the estimated future cash flows expected to result from their use and eventual disposition.  If the undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the assets. Fair value is generally determined from estimated discounted future net cash flows.

Revenue recognition

Fabrication revenue is recorded when billed, based on individual contract terms.  The Company provides custom electric and engine driven compressor packages primarily for customers in the oil and gas industry for lease under certain terms agreed to by the customer. Rental revenue and fees are recognized over the rental term. Cash received prior to the period in which it should be recognized is deferred and recognized according to the rental term. Revenue is accrued for uncollected amounts due and an allowance is calculated based on historical collection experience. Initial lease terms are typically six months or longer and extensions of such leases are typically on a month-to-month basis.  All of the Company’s customer agreements are considered operating leases under the provisions of ASC 840, Leases. Initial direct costs related to the Company’s customer agreements are expensed as incurred and have been classified as operating expenses in the Company’s accompanying statements of income.

Shipping and handling costs

Costs incurred to ship compressors sold and fleet rentals to customer locations of $283,652 and $256,804 for the six months ended June 30, 2013 and 2012, are included in operating expenses in the accompanying statements of income.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.  Generally, the Company does not require collateral for accounts receivable arising from the normal course of business.  At June 30, 2013, five customers accounted for 56% of total accounts receivable.  At December 31, 2012, four customers accounted for 50% of total accounts receivable.  For the six months ended June 30, 2013 and 2012, five customers accounted for 48% and 61% of rental income, respectively.

Income taxes

The Company has elected to be taxed as a pass-through entity.  Therefore, income taxes on the Company’s net earnings are allocated to the members in accordance with their respective percentage ownership and no income tax provision or liability is reflected in the Company’s financial statements.

The accounting for income taxes may, at times, involve some degree of uncertainty and, as such, lead to uncertain tax positions having been taken.  Management evaluated the Company’s tax positions and concluded that it has taken no uncertain tax positions that require adjustments to the financial statements.  Generally, the Company is no longer subject to income tax examinations by the U.S., federal, state, or local tax authorities for years before 2009.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

New accounting pronouncements

The Financial Accounting Standards Board (FASB) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.  Management has reviewed recently issued pronouncements and concluded that there are no recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Subsequent events

Management has evaluated subsequent events through August 27, 2013, the date the financial statements were available to be issued.

Note 3 — Property, Plant and Equipment

The components of property, plant and equipment are:

	June 30,	December 31,
	2013	2012

Building, plant and other	$5,013,043	$4,216,460
Autos and trucks	3,322,368	2,960,249
Land	236,834	236,834

	8,572,245	7,413,543
Accumulated depreciation	(2,318,605)	(1,801,682)

	$6,253,640	$5,611,861

Note 4 — Rental Equipment

The components of rental equipment are:

	June 30,	December 31,
	2013	2012

Rental equipment	$137,528,144	$111,091,116
Completed units not in service	8,526,433	7,833,794
Work-in-progress and parts	10,061,801	11,792,149

	156,116,378	130,717,059

Accumulated depreciation and impairment	(15,999,555)	(13,244,678)

	$140,116,823	$117,472,381

The Company recognizes impairment losses on certain identified completed units not in service and related parts that management determines to be obsolete and has no significant expected future cash flows.  There were no impairment charges recorded during the six months ended June 30, 2013.  Impairment losses for the six months ended June 30, 2012, were $627,220.

Salaries, wages and related operating cost of approximately $6,994,000 and $5,400,000, were capitalized as part of the compressors constructed for the six months ended June 30, 2013 and 2012.

Note 5 — Debt

Effective June 1, 2012, the Company and SRE entered into a $50,000,000 revolving line of credit agreement with a bank, which requires quarterly interest payments based on a variable rate (1.26% at June 30, 2013 and December 31, 2012) with all accrued interest and outstanding principal due upon maturity.  The borrowing base is limited to 80% of eligible accounts receivable and 60% of eligible rental equipment valued at the lower of cost or market up to a maximum limit of $50,000,000.  The credit agreement matures May 31, 2014, is collateralized by substantially all of the Company’s and SRE’s assets and is guaranteed by George Kaiser, the owner of APE.  The line of credit agreement requires the Company and SRE to maintain certain financial covenants including a leverage ratio and a fixed charge coverage ratio with which the Company and SRE were in compliance at June 30, 2013.  The outstanding balance on the line of credit was $50,000,000 at June 30, 2013.  SRE has received no advances from the line of credit.

The Company pays a commitment fee of 0.20% annually on the average daily unused amount of the bank’s applicable percentage of the effective borrowing base.  In addition, the Company pays a letter of credit fee of 1.10% on the average daily amount outstanding.  There were no letters of credit outstanding at June 30, 2013.

Subsequent to June 30, 2013, the amount outstanding on the revolving line of credit will be paid off upon the closing of the transaction as described in Note 10.

Note 6 — Related Party Transactions

The Company’s medical, dental, life and accidental death and dismemberment insurance are administered by the Kaiser-Francis Oil Company Voluntary Employee Benefits Trust (VEBA).  Payments of

$1,182,075 and $827,446 were made to VEBA for the six months ended June 30, 2013 and 2012.  There were no significant unpaid amounts due to VEBA as of June 30, 2013 or December 31, 2012.

The Company has a significant portion of its accounting, tax compliance, management information services and human resources work performed by employees of KFMC.  The services provided by KFMC employees are billed to the Company, using estimates of individual hours spent by KFMC employees and calculated using hourly wage rates along with applicable overhead burden.  Management fees of $90,000, and $90,689 were charged by KFMC for the six months ended June 30, 2013 and 2012, respectively.

The Company self-insures its autos, equipment and property up to $1 million per incident through KFMC, after which an excess insurance policy with an outside party covers the remaining risk.  There are no open claims or amounts payable to KFMC related to self-insurance of autos, equipment and property as of June 30, 2013 or December 31, 2012.

The Company insures its worker’s compensation risk in Oklahoma up to $1 million per incident through KFMC, after which an excess insurance policy with an outside party covers the remaining risk.  There were no significant open claims related to Oklahoma worker’s compensation as of June 30, 2013 or December 31, 2012.

The Company received management fees of $207,000 from SRE during each of the six months ended June 30, 2013 and 2012.

Effective June 1, 2012, the Company loaned $50,000,000 to KFMC in exchange for a promissory note receivable.  In accordance with the note, the Company receives quarterly interest payments based on a variable rate (1.26% at June 30, 2013 and December 31, 2012).  The outstanding balance at June 30, 2013 and December 31, 2012, was $14,327,110 and 33,232,329 respectively, all of which is payable upon demand by the Company.  For the six months ended June 30, 2013 and 2012, the Company received interest payments of $150,834 and $38,035, respectively, from KFMC which is included in interest income on the accompanying statements of income.  SRE is a named lender on the promissory note but has advanced no funds to KFMC.

Effective June 1, 2012, the Company and SRE also issued a $50,000,000 promissory note payable to KFMC.  The terms of the note are identical to the promissory note receivable from KFMC.  Loans are made under the note at the discretion of KFMC.  The Company has made no loans to KFMC under this agreement from inception to June 30, 2013.

The Company has an unsecured demand note receivable from SRE.  The note receivable accrues interest monthly at the Bank of Oklahoma Prime rate plus 4% (8% at June 30, 2013 and December 31, 2012). and has no set maturity date.  The outstanding balance at June 30, 2013 and December 31, 2012, was $3,499,295.  For the six months ended June 30, 2013 and 2012, the Company recorded interest income of $145,569 and $149,377, respectively, from SRE which is included in interest income on the accompanying statements of income.

Included in affiliate notes receivable on the accompanying balance sheets is accrued interest income related to these notes receivable of $235,339 and $89,770 as of June 30, 2013 and December 31, 2012, respectively.

Note 7 — Retirement Plan

The Company has a 401(k) Safe Harbor plan that covers substantially all employees who are at least 21 years of age and have completed one year of service.  The Company’s contributions to the plan consist of a matching contribution of 100% of participant salary deferral contributions up to 6% of annual base salary.  Contributions for the six months ended June 30, 2013 and 2012, were $154,626 and $141,381, respectively.

Note 8 — Commitments and Contingencies

There are no current claims or actions pending against the Company.  The Company has no significant commitments other than leases as of June 30, 2013.

The Company leases storage and other facilities in Oklahoma, Arkansas, Texas and Louisiana and also has copier leases.  Rental payments associated with these leases for the six months ended June 30, 2013 and 2012, were $131,579 and $105,591, respectively.  The Company’s minimum future obligations as of June 30, 2013, under the aforementioned operating leases are as follows:

Year	Rental Payments
2013	$79,398
2014	160,456
2015	148,051
2016	116,096
2017	9,675

Total	$513,676

Note 9 — Fair Value of Financial Instruments

Based on their relative short terms, variable interest rates and other relevant factors, the Company has determined that the carrying value of the affiliate notes receivable and debt approximate their fair values.  However, considerable judgment is required in interpreting these factors.  Accordingly, the use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Note 10 — Subsequent Event

On August 12, 2013, APE entered into a definitive agreement to contribute 983 compressor units of the Company to USA Compression Partners LP (USA) in exchange for approximately 20% of the common units of USA.  The transaction is expected to close on August 30, 2013.